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                                                                   EXHIBIT 10.31



                         SUMMIT MEDICAL SYSTEMS, INC.
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                      NONSTATUTORY STOCK OPTION AGREEMENT
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                UNDER THE STOCK OPTION PLAN OF 1993, AS AMENDED
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Between:

SUMMIT MEDICAL SYSTEMS, INC. (the "Company") and Charles L. McIntosh (the "Employee"), dated as of December 31, 1996.

     The Company and Employer have entered into an Employment Agreement, dated December 31, 1996, by and among the Company, C.L. McIntosh & Associates, Inc. ("CLM") and Employee (the "Employment Agreement"), pursuant to which the Company agrees to grant Employee an employee stock option.

     The Company hereby grants to the Employee an option (the "Option") to purchase 70,000 shares (the "Shares") of the Company's common stock under the Summit Medical Systems, Inc. Stock Option Plan of 1993, as amended, (the "Plan") upon the following terms and conditions:

     1.   Purchase Price.  The purchase price of the stock shall be $ 7.25 per
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share, which is not less than the fair market value of the stock on the date of this Agreement.

     2.   Nonstatutory Option.  The Option shall be a Nonstatutory Option, as
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defined in the Plan.

     3.   Period of Exercise.  The Option will expire on the date (the
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"Expiration Date") five (5) years and ninety (90) days (five (5) years in the case of a Significant Shareholder) from the date of this Agreement. The Option may be exercised only while the Employee is actively employed by the Company (or a Subsidiary Corporation or Parent Corporation, if any, of the Company) and as provided in Section 3(f) and Section 5, dealing with termination of employment.

     The Option may be exercised for up to, but not in excess of, the amount of Shares subject to the Option on or after the fifth anniversary of the date of this Agreement. The Employee may earlier exercise the Option in the amounts and in accordance with the conditions set forth below.

          (a) After the first anniversary of the date of this Agreement, the Option may be exercised for not in excess of 14,000 of the Shares originally subject to the Option.
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          (b) After the second anniversary of the date of this Agreement, the
     Option may be exercised for not in excess of an additional 14,000 of the Shares originally subject to the Option.

          (c) After the third anniversary of the date of this Agreement, the Option may be exercised for not in excess of an additional 14,000 of the Shares originally subject to the Option.

          (d) After the fourth anniversary of the date of this Agreement, the Option may be exercised for not in excess of an additional 14,000 of the Shares originally subject to the Option.

          (e) Notwithstanding the foregoing, (x) if CLM's revenues for the year ended December 31, 1997 ("Fiscal 1997"), determined as a separate operating unit in accordance with generally accepted accounting principles consistently applied in all periods, exceeds CLM's revenues for the year ended December 31, 1996 by 35% or more and CLM's operating margin is 12% or greater for Fiscal 1997, then the Option shall become exercisable for an aggregate of 35,000 of the Shares, on or after the date on which the Company's independent auditors first deliver their report with respect to the Company's consolidated statement of operations for Fiscal 1997, and (y) if CLM's revenues for the year ended December 31, 1998 ("Fiscal 1998"), determined as a separate operating unit in accordance with generally accepted accounting principles consistently applied in all periods, exceeds CLM's revenues for the year ended December 31, 1997 by 35% or more and CLM's operating margin is 12% or greater for Fiscal 1998, then the Option shall become exercisable for not in excess of an additional 35,000 of the Shares, on or after the date on which the Company's independent auditors first deliver their report with respect to the Company's consolidated statement of operations for Fiscal 1998. For purposes of this Section 3(e), CLM's revenues and operating margin shall be determined in accordance with the following principles: (A) CLM shall be operated as an independent entity with responsibility for its general and administrative functions, such as payroll and fringe benefits; (B) the Company shall charge CLM only for direct services provided by the Company to CLM, including, without limitation, the services of the Product Manager, the Software Managers and the related services provided by the Company in accordance with Section
     9.04 of the Merger Agreement; (C) all such charges by the Company shall be at its direct costs, including, without limitation, any benefit expenses, but before any allocation of indirect general and administrative expenses; and (D) the Company shall not charge CLM for any indirect general and administrative expenses.

          (f) The Option may be exercised earlier upon: (i) the retirement of the Employee at the normal retirement date of sixty-five (65); or (ii) the termination of the Employee's employment with CLM at any time after the initial three year term of the Employment Agreement unless the Company

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     terminates Employee's employment for "cause" (as defined in the Employment
     Agreement) pursuant to Section 9.01(d) of the Employment Agreement. In either case, the Option may be exercised at any time and from time to time within its terms in whole or in part of the total amount of Shares subject to the Option, but it shall not be exercisable after the Expiration Date.

     4. Transferability. This Option is not transferable except by will or the laws of descent and distribution and may be exercised during the lifetime of the Employee only by him.

     5.   Termination of Employment.  If an Employee's employment with the
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Company and any Subsidiary Corporation or Parent Corporation of the Company is
terminated, the Option may be exercised (to the extent exercisable at the date of the Employee's termination) by the Employee within three (3) months after the date of termination; provided, however, that:

          a. If the Employee's employment is terminated because the Employee is disabled within the meaning of Internal Revenue Code (S) 422, the Option may be exercised, at any time and from time to time within its terms in whole or in part of the total amount of Shares subject to the Option, pursuant to this Agreement;

          b. If the Employee dies, the Option may be exercised, at any time and from time to time within its terms in whole or in part of the total amount of Shares subject to the Option, by the Employee's legal representative or by a person who acquired the right to exercise such option by bequest or inheritance or by reason of the death of the Employee pursuant to this Agreement;

          c. If the Employee's employment is terminated without cause pursuant to Section 9.01(d) of the Employment Agreement, the Option may be exercised, at any time and from time to time within its terms in whole or in part of the total amount of Shares subject to the Option, pursuant to this Agreement; and

          d. In no event (including death of the Employee) may this Option be exercised more than five (5) years and ninety (90) days from the date hereof.

     6.   Service.  This Agreement shall in no way restrict the right of the
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Company or any Subsidiary Corporation or Parent Corporation to terminate
Employee's employment at any time.

     7.   Method of Exercise.  The Option may be exercised, subject to the terms
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and conditions of this Agreement by written notice to the Company.  The notice

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shall be in the form attached to this Agreement and will be accompanied by payment (in such form as the Company may specify) of the full purchase price of the shares to be issued, and in the event of an exercise under the terms of paragraphs 5(a) or 5(b) hereof, appropriate proof of the right to exercise the Option. The Company will issue and deliver certificates representing the number of shares purchased under the Option, registered in the name of the Employee (or other purchaser under paragraph 5 hereof) as soon as practicable after receipt of the notice.

     8.   Withholding.  In any case where withholding is required or advisable
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under federal, state or local law in connection with any exercise by the
Employee hereunder, the Company is authorized to withhold appropriate amounts from amounts payable to the Employee, or may require the Employee to remit to the Company an amount equal to such appropriate amounts.

     9.   Incorporation of Plan.  This Agreement is made pursuant to the
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provisions of the Plan, which Plan is incorporated by reference herein.  Terms used herein shall have the meaning employed in the Plan, unless the context clearly requires otherwise. In the event of a conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall govern.

     10.  Acquisition, Merger or Liquidation.
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          10.1 Acquisition. In the event that an Acquisition occurs with respect
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to the Company, the Company shall cancel Options outstanding as of the effective date of Acquisition, whether or not such Options are then exercisable, in return for payment to the Optionees of an amount equal to a reasonable estimate of an amount (hereinafter the "Spread") equal to the difference between the net amount per share payable in the Acquisition, or as a result of the Acquisition, less the exercise price of the Option. In estimating the Spread, appropriate adjustments to give effect to the existence of the Options shall be made, such as deeming the Options to have been exercised, with the Company receiving the exercise price payable thereunder, and treating the shares receivable upon exercise of the Options as being outstanding in determining the net amount payable per share. For purposes of this section, an "Acquisition" shall mean any transaction in which substantially all of the Company's assets are acquired or in which a controlling amount of the Company's outstanding shares are acquired, in each case by a single person or entity or an affiliated group of persons and/or entities. For purposes of this Section a controlling amount shall mean more than fifty percent (50%) of the issued and outstanding shares of Stock of the Company. The Company shall have such an obligation regardless of how the Acquisition is effectuated, whether by direct purchase, through a merger or similar corporate transaction, or otherwise. In cases where the Acquisition consists of the acquisition of assets of the Company, the net amount per share shall be calculated on the basis of the net amount receivable with respect to shares upon a distribution and liquidation by the Company after giving effect to expenses and charges, including but not limited to taxes, payable by the Company before the liquidation can be completed.

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     Where the Company does not exercise its option under this Section 10.1, the remaining provisions of this Article X shall apply, to the extent applicable.

          10.2  Merger or Consolidation.  Subject to any required action by the
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stockholders, if the Company shall be the surviving corporation in any merger or consolidation, any Option granted hereunder shall pertain to and apply to the securities to which a holder of the number of shares of Stock issuable upon exercise of the Option would have been entitled in such merger or consolidation.

          10.3  Other Transactions.   A dissolution or a liquidation of the
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Company or a merger and consolidation in which the Company is not the surviving corporation shall cause every Option outstanding hereunder to terminate as of the effective date of such dissolution, liquidation, merger or consolidation. However, the Optionee either (i) shall be offered a firm commitment whereby the resulting or surviving corporation in a merger or consolidation will tender to the Optionee an option (the "Substitute Option") to purchase its shares on terms and conditions both as to number of shares and otherwise, which will substantially preserve to the Optionee the rights and benefits of the Option outstanding hereunder granted by the Company, or (ii) shall have the right immediately prior to such dissolution, liquidation, merger, or consolidation, to exercise any unexercised Options whether or not then exercisable, subject to the provisions of this Plan. The Board shall have absolute and uncontrolled discretion to determine whether the Optionee has been offered a firm commitment and whether the tendered Substitute Option will substantially preserve to the Optionee the rights and benefits of the Option outstanding hereunder. In any event, any Substitute Option for an Incentive Stock Option shall comply with the requirements of Section 424(a) of the Code.

                                    SUMMIT MEDICAL SYSTEMS, INC.

ACCEPTED:                           By______________________________________
                                     Kevin R. Green
                                     President and Chief Executive Officer

_________________________
Charles L. McIntosh

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                         SUMMIT MEDICAL SYSTEMS, INC.
                         ----------------------------

                   NOTICE OF EXERCISE OF STOCK OPTION ISSUED
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                UNDER THE STOCK OPTION PLAN OF 1993, AS AMENDED
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To:  Board of Directors
     SUMMIT MEDICAL SYSTEMS, INC.

     I hereby exercise my Option dated __________ to purchase _____ shares of $.01 par value common stock of the Company at the option exercise price of $__________ per share. Enclosed is a certified or cashier's check in the total amount of $__________, or payment in such other form as the Company has specified.

     I request that my shares be issued in my name as follows:

     ___________________________________________________________________________
               (Print your name in the form in which you wish to
                          have the shares registered)
     ___________________________________________________________________________
                           (Social Security Number)
     ___________________________________________________________________________
                              (Street and Number)
     ___________________________________________________________________________
          (City)                                          (State)  (Zip Code)

     Dated:  __________, 19__.
                                    Signature:__________________________________